Exhibit 1

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat
Level 25, 60 Martin Place
GPO Box 1
SYDNEY NSW 2000
Telephone: (61 2) 9216 0390
Facsimile: (61 2) 9226 1888

13 February 2003

Companies Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY    NSW    2000

Dear Sir/Madam

WESTPAC BANKING CORPORATION	-	PAID UP CAPITAL
	-	QUOTED CAPITAL

A total of 76,000 new fully paid shares were allotted yesterday following the exercise of options pursuant to Westpac’s Senior Officers’ Share Purchase Scheme (SOSPS).  The exercise price for these options was $9.53.

Paid-up Capital

Previously:	1,767,802,974 ordinary shares each fully paid.

Now:	1,767,878,974 (increase of 76,000) ordinary shares each fully paid.

Quoted Capital

Quoted capital is 1,767,380,974 (increase of 76,000) fully paid ordinary shares.

Since the record date of 27 November 2002, 498,000 fully paid ordinary shares (unchanged) have been allotted upon exercise of options.  These shares are ex-dividend until following next record date in June 2003 and listing will be sought shortly after that date.

Yours faithfully

Michelle Marchhart

Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat
Level 25, 60 Martin Place
GPO Box 1
SYDNEY NSW 2000
Telephone: (61 2) 9216 0390
Facsimile: (61 2) 9226 1888

21 February 2003

Companies Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY    NSW    2000

Dear Sir/Madam

WESTPAC BANKING CORPORATION	-	PAID UP CAPITAL
	-	QUOTED CAPITAL

A total of 19,671 new fully paid shares were allotted today following the exercise of options pursuant to Westpac’s Senior Officers’ Share Purchase Scheme (SOSPS).  The exercise price for these options was $9.53.

Paid-up Capital

Previously:	1,767,878,974 ordinary shares each fully paid.

Now:	1,767,898,645 (increase of 19,671) ordinary shares each fully paid.

Quoted Capital

Quoted capital is 1,767,400,645 (increase of 19,671) fully paid ordinary shares.

Since the record date of 27 November 2002, 498,000 fully paid ordinary shares (unchanged) have been allotted upon exercise of options.  These shares are ex-dividend until following next record date in June 2003 and listing will be sought shortly after that date.

Yours faithfully

Michelle Marchhart

Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat
Level 25, 60 Martin Place
GPO Box 1
SYDNEY NSW 2000
Telephone: (61 2) 9216 0390
Facsimile: (61 2) 9226 1888

26 February 2003

Companies Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY    NSW    2000

Dear Sir/Madam

WESTPAC BANKING CORPORATION	-	PAID UP CAPITAL
	-	QUOTED CAPITAL

A total of 20,000 new fully paid shares were allotted today following the exercise of options pursuant to Westpac’s Senior Officers’ Share Purchase Scheme (SOSPS).  The exercise prices for these options were in the range $9.53 (10,000 options) to $9.53 (10,000 options).

Paid-up Capital

Previously:	1,767,898,645 ordinary shares each fully paid.

Now:	1,767,918,645 (increase of 72,000) ordinary shares each fully paid.

Quoted Capital

Quoted capital is 1,767,410,645 (increase of 10,000) fully paid ordinary shares.

Since the record date of 27 November 2002, 508,000 fully paid ordinary shares (unchanged) have been allotted upon exercise of options.  These shares are ex-dividend until following next record date in June 2003 and listing will be sought shortly after that date.

Yours faithfully

Michelle Marchhart

Head of Group Secretariat